Contact:  Charles M. Stimac, Jr., President and CEO        FOR IMMEDIATE RELEASE
          (330.733.2841)


           ABC DISPENSING TECHNOLOGIES INC. REPORTS NASDAQ DELISTING
           ---------------------------------------------------------

     Akron, Ohio, October 7, 1998-ABC Dispensing Technologies, Inc. (OTC: ABCC) today announced that it received correspondence after the close of business on October 7, 1998 from NASDAQ indicating a decision to delist the Company's common stock from The NASDAQ Small Cap Market effective with the close of business on October 7, 1998.

     On October 8, 1998, the common stock of the Company became eligible for trading on the OTC Bulletin Board. This event followed a decision by NASDAQ Listing Qualifications Panel regarding the Company's appeal for a temporary exemption from the recently adopted requirements for continued listing on The NASDAQ Small Cap Market.

     As of today, seven broker-dealers have continued to publish quotations and otherwise make a market in the Company's common stock on the OTC Bulletin Board. The Company believes other broker-dealers will similarly publish quotations for, and make a market in, the Company's common stock.

     These forward looking statements are subject to a number of risks and uncertainties, and actual results may differ materially. Please refer to our Securities and Exchange Act reports for more information on the risk factors that could cause actual results to differ.

     ABC Dispensing Technologies, Inc. provides user-friendly solutions to world-wide customers with need for fast, precise and reliable measurement and control of high-volume dispensing of beverages, other liquids, paints, powders and other granular ingredients.
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